Exhibit 99.1

Fathom Digital Manufacturing Reports Second Quarter 2023 Financial Results

Second Quarter 2023 Highlights

•
Revenue totaled $34.5 million
•
Total orders were $38.0 million
•
Net loss totaled $(7.3) million; Adjusted net loss1 was $(5.7) million
•
Adjusted EBITDA1 totaled $4.8 million, representing an Adjusted EBITDA margin1 of 14.0%

First Half 2023 Highlights

•
Revenue totaled $69.5 million
•
Total orders were $72.6 million
•
Net loss totaled $(8.6) million; adjusted net loss1 totaled $(11.2) million
•
Adjusted EBITDA1 was $8.9 million, representing an Adjusted EBITDA margin1 of 12.8%

HARTLAND, Wis., August 14, 2023 -- Fathom Digital Manufacturing Corp. (NYSE: FATH), an industry leader in on-demand digital manufacturing services, today announced financial results for the second quarter and six months ended June 30, 2023.

	Three Months Ended		Six Months Ended
($ in thousands)	6/30/2023	6/30/2022	6/30/2023	6/30/2022
Revenue	$34,474	$41,985	$69,481	$82,526
Net income (loss)	$(7,264)	$34,284	$(8,595)	$53,278
Adjusted net income (loss)[1]	$(5,669)	$1,497	$(11,171)	$696
Adjusted EBITDA[1]	$4,819	$8,973	$8,920	$14,846
Adjusted EBITDA margin[1]	14.0%	21.4%	12.8%	18.0%

1 See “Non-GAAP Financial Information.” Reconciliations of non-GAAP financial measures are included in the appendix.

“Fathom’s results for the second quarter were consistent with our expectations as we continue to realize cost savings from our previously announced optimization plan, partially offsetting the impact of a challenging macro environment,” said Ryan Martin, Fathom Chief Executive Officer. “During the quarter, we grew order volumes approximately 10% on a sequential basis, increasing our backlog, and improved sequentially our Adjusted EBITDA and Adjusted EBITDA margin by 17.5% and 230 basis points, respectively. Our focus remains on fully leveraging our comprehensive capabilities to meet the high-mix, low-to-mid volume production needs of enterprise-level customers and driving profitable, long-term growth.”

Summary of Financial Results

Revenue for the second quarter of 2023 was $34.5 million compared to $42.0 million in the second quarter of 2022, a decrease of 17.9% primarily due to lower production volumes driven by the softer macroeconomic environment, primarily impacting Fathom’s production precision sheet metal product line. For the six months ended June 30, 2023, revenue totaled $69.5 million versus $82.5 million for the six months ended June 30, 2022.

Gross profit for the second quarter of 2023 totaled $10.5 million, or 30.6% of revenue, compared to $15.5 million, or 37.0% of revenue, in the second quarter of 2022. Gross profit for the six months ended June 30, 2023 was $22.5 million, or 32.4% of revenue, compared to $27.5 million, or 33.4% of revenue, which includes approximately $3.2 million in non-cash purchase accounting adjustments, for the same period in 2022.

Net loss for the second quarter of 2023 was $(7.3) million compared to net income of $34.3 million in the second quarter of 2022. Excluding the revaluation of Fathom warrants and earnout shares, stock compensation expense, optimization plan expenses, and other costs, Fathom reported an adjusted net loss in the second quarter of 2023 totaling $(5.7) million compared to adjusted net income of $1.5 million for the same period in 2022.

Net loss for the six months ended June 30, 2023 was $(8.6) million compared to net income of $53.3 million for the same period in 2022. For the six months ended June 30, 2023, the adjusted net loss was $(11.2) million compared to adjusted net income of $0.7 million for the same period in 2022.

Adjusted EBITDA for the second quarter of 2023 totaled $4.8 million versus $9.0 million for the same period in 2022 primarily due to lower volume leverage, partially offset by cost savings from the execution of Fathom’s optimization plan. The Adjusted EBITDA margin in the quarter was 14.0% compared to 21.4% in the second quarter of 2022.

For the six months ended June 30, 2023, Adjusted EBITDA and Adjusted EBITDA margin were $8.9 million and 12.8%, respectively, compared to $14.8 million and 18.0%, respectively, for the same period in 2022.

Conference Call

Fathom will host a conference call on Monday, August 14, 2023 at 8:30 am Eastern Time to discuss the results for the second quarter 2023 and provide the company’s outlook for the third quarter 2023. The dial-in number for callers in the U.S. is +1-833-470-1428 and the dial-in number for international callers is +1-404-975-4839. The access code for all callers is 900561. The conference call will be broadcast live over the Internet and include a slide presentation. To access the webcast and supporting materials, please visit the investor relations section of Fathom’s website at https://investors.fathommfg.com.

A replay of the conference call can be accessed through August 21, 2023, by dialing +1-866-813-9403 (US) or +1-929-458-6194 (international), and then entering the access code 173691. The webcast will also be archived on Fathom’s website.

About Fathom Digital Manufacturing

Fathom is one of the largest on-demand digital manufacturing platforms in North America, serving the comprehensive product development and low- to mid-volume manufacturing needs of some of the largest and most innovative companies in the world. With more than 25 quick turn manufacturing processes combined with an extensive national footprint, Fathom seamlessly blends in-house capabilities across plastic and metal additive technologies, CNC machining, injection molding and tooling, sheet metal fabrication, design and engineering, and more. Fathom has more than 35 years of industry experience and is at the forefront of the Industry 4.0 digital manufacturing revolution, serving clients in the technology, defense, aerospace, medical, automotive, IOT sectors, and others. Fathom's certifications include: ITAR Registered, ISO 9001:2015 Design Certified, ISO 9001:2015, ISO 13485:2016, AS9100:2016, and NIST 800-171. To learn more, visit https://fathommfg.com/.

Forward-Looking Statements
Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Fathom Digital Manufacturing Corporation (“Fathom”) that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of our business combination with Altimar Acquisition Corp. II; changes in general economic conditions, including as a result of the COVID-19 pandemic or any future outbreaks of other highly infectious or contagious disease; the implementation of our optimization plan could result in greater costs and fewer benefits than we anticipate; the outcome of litigation related to or arising out of the business combination, or any adverse developments therein or delays or costs resulting therefrom; the ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; costs related to the business combination and additional factors discussed in Fathom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2023, as amended on May 1, 2023, as well as Fathom’s other filings with the SEC. If any of the risks described above materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by our forward-looking statements. There may be additional risks that Fathom does not presently know or that Fathom currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Fathom’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Fathom’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Fathom undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Non-GAAP Financial Information
This press release includes Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted Net Income as net income (loss) before the impact of any change in the estimated fair value of the company’s warrants or earnout shares, tax receivable agreement liability, optimization plan expenses, goodwill impairment, stock-based compensation, and certain other non-cash and non-core items, as described in the reconciliation included in the appendix to this press release. We define and calculate Adjusted EBITDA as net income (loss) before the impact of interest income or expense, income tax expense and depreciation and amortization, and further adjusted for the following items: change in the estimated fair value of the company’s warrants or earnout shares, tax receivable agreement liability, optimization plan expenses, goodwill impairment, stock-based compensation, and certain other non-cash and non-core items, as described in the reconciliation included in the appendix to this press release. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring (for example, in the case of optimization plan expenses), non-cash (for example, in the case of depreciation, amortization, goodwill impairment, and stock-based compensation) or are not related to our underlying business performance (for example, in the case of interest income and expense). Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue. We include these non-GAAP financial measures because they are used by management to evaluate Fathom’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to Fathom without unreasonable effort. The company is not able to provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Fathom's control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to Fathom without unreasonable effort. Fathom provides a range for its Adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation. Fathom provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with the company's results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.

Contact:

Michael Cimini

Director, Investor Relations

Fathom Digital Manufacturing

(262) 563-5575

michael.cimini@fathommfg.com

Consolidated Balance Sheets

	Period Ended
	June 30, 2023 (Unaudited)	December 31, 2022
Assets
Current assets
Cash	$10,733	$10,713
Accounts receivable, net	24,496	28,641
Inventory	17,177	15,718
Prepaid expenses and other current assets	2,618	3,588
Total current assets	55,024	58,660
Property and equipment, net	48,384	47,703
Right-of-use lease assets, net	12,034	12,565
Intangible assets, net	242,342	251,412
Other non-current assets	144	175
Total assets	$357,928	$370,515
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$10,311	$7,982
Accrued expenses	8,155	8,176
Current lease liability	2,233	2,374
Other current liabilities	3,478	4,828
Current portion of debt, net	49,167	42,744
Total current liabilities	73,344	66,104
Long-term debt, net	109,551	114,327
Fathom earnout shares liability	808	5,960
Sponsor earnout shares liability	137	930
Warrant liability	600	2,780
Payable to related parties pursuant to the tax receivable agreement (includes $4,050 and $4,000 at fair value, respectively)	28,263	25,360
Noncurrent lease liability	10,285	11,083
Total liabilities	222,988	226,544
Commitments and Contingencies:
Contingently Redeemable Preferred Equity:
Redeemable non-controlling interest in Fathom OpCo	80,059	92,207
Shareholders' Equity:
Class A common stock, $0.0001 par value; 300,000,000 shares authorized; issued and outstanding 70,085,417 and 65,808,764 shares as of June 30, 2023 and December 31, 2022, respectively	7	7
Class B common stock, $0.0001 par value; 180,000,000 shares authorized; issued and outstanding 66,547,589 and 70,153,051 shares as of June 30, 2023 and December 31, 2022, respectively	7	7
Additional paid-in-capital	592,068	587,941
Accumulated other comprehensive loss	(107)	(107)
Accumulated deficit	(537,094)	(536,084)
Shareholders’ equity attributable to Fathom Digital Manufacturing Corporation	54,881	51,764
Total Liabilities, Shareholders’ Equity, and Redeemable Non-Controlling Interest	$357,928	$370,515

Consolidated Statements of Comprehensive Income (Loss)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Revenue	$ 34,474	$ 41,985	$ 69,481	$ 82,526
Cost of revenue	23,940	26,437	47,002	54,981
Gross profit	10,534	15,548	22,479	27,545
Operating expenses
Selling, general, and administrative	9,445	11,617	20,217	26,381
Depreciation and amortization	4,643	4,452	9,218	8,968
Restructuring	1,406	-	2,056	-
Total operating expenses	15,494	16,069	31,491	35,349
Operating loss	(4,960)	(521)	(9,012)	(7,804)
Interest expense and other (income) expense
Interest expense	3,959	1,858	7,429	3,332
Other expense	65	129	138	195
Other income	(1,784)	(36,108)	(8,103)	(63,223)
Total interest expense and other (income) expense, net	2,240	(34,121)	(536)	(59,696)
Net income (loss) before income tax	$ (7,200)	$ 33,601	$ (8,476)	$ 51,892
Income tax (benefit) expense	64	(683)	119	(1,386)
Net income (loss)	$ (7,264)	$ 34,284	$ (8,595)	$ 53,278

Weighted average Class A common shares outstanding
Basic	69,703,407	52,259,885	68,382,896	51,530,961
Diluted	136,302,053	135,524,773	136,213,635	135,305,168

Q2 2023 Revenue by Product Line

	Three Months Ended
($ in thousands)	6/30/2023	% Revenue	6/30/2022	% Revenue	% Change
Revenue By Product Line
Additive manufacturing	$3,287	9.5%	$4,410	10.5%	-25.5%
Injection molding	$6,064	17.6%	$7,093	16.9%	-14.5%
CNC machining	$13,240	38.4%	$14,584	34.7%	-9.2%
Precision sheet metal	$10,164	29.5%	$14,751	35.1%	-31.1%
Other revenue	$1,719	5.0%	$1,147	2.7%	49.9%
Total	$34,474	100.0%	$41,985	100.0%	-17.9%

Six Months 2023 Revenue by Product Line

	Six Months Ended
($ in thousands)	6/30/2023	% Revenue	6/30/2022	% Revenue	% Change
Revenue By Product Line
Additive manufacturing	$6,875	9.9%	$8,559	10.4%	-19.7%
Injection molding	$10,743	15.5%	$13,908	16.9%	-22.8%
CNC machining	$27,470	39.5%	$27,910	33.8%	-1.6%
Precision sheet metal	$20,547	29.6%	$29,434	35.7%	-30.2%
Other revenue	$3,846	5.5%	$2,715	3.3%	41.7%
Total	$69,481	100.0%	$82,526	100.0%	-15.8%

1 Represents the impacts from the change in fair value related to the earnout shares liability, the warrant liability and the tax receivable agreement associated with the business combination completed on December 23, 2021; 2 Represents adjustments for other integration, non-recurring, non-operating, cash, and non-cash costs related primarily to integration costs for acquisitions and severance.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net (loss) income	$ (7,264)	$ 34,284	$ (8,595)	$ 53,278
Stock compensation	1,239	1,796	2,332	3,926
Inventory step-up amortization	-	-	-	3,241
Restructuring expense	1,406	-	2,056	-
Change in fair value of warrant liability(1)	(400)	(12,500)	(2,180)	(20,600)
Change in fair value of earnout share liabilities(1)	(1,115)	(22,930)	(5,945)	(41,900)
Change in fair value of tax receivable agreement(1)	(250)	(200)	50	(200)
Integration, non-recurring, non-operating, cash, and non-cash costs(2)	715	1,047	1,111	2,951
Adjusted net loss	$ (5,669)	$ 1,497	$ (11,171)	$ 696

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income (loss)	$ (7,264)	$ 34,284	$ (8,595)	$ 53,278
Depreciation and amortization	6,465	5,996	12,543	12,204
Interest expense, net	3,959	1,858	7,429	3,332
Income tax expense (benefit)	64	(378)	119	(1,386)
Stock compensation	1,239	1,796	2,332	3,926
Inventory step-up amortization	-	-	-	3,241
Restructuring expense	1,406	-	2,056	-
Change in fair value of warrant liability(1)	(400)	(12,500)	(2,180)	(20,600)
Change in fair value of earnout shares liability(1)	(1,115)	(22,930)	(5,945)	(41,900)
Change in fair value of tax receivable agreement(1)	(250)	(200)	50	(200)

Integration, non-recurring, non-operating, cash, and non-cash costs(2)	715	1,047	1,111	2,951
Adjusted EBITDA	$ 4,819	$ 8,973	$ 8,920	$ 14,846

1 Represents the impacts from the change in fair value related to the earnout shares liability, the warrant liability and the tax receivable agreement associated with the business combination completed on December 23, 2021; 2 Represents adjustments for other integration, non-recurring, non-operating, cash, and non-cash costs related primarily to integration costs for acquisitions and severance.